Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Resource Apartment REIT III, Inc. on Form S-11 (File No. 333-        ) of (i) our report dated May 25, 2018, with respect to the statement of revenues and certain expenses of Tramore Village for the year ended December 31, 2017 included in the Current Report on Form 8-K/A filed with the SEC on May 25, 2018; (ii) our report dated October 17, 2018, with respect to the statement of revenues and certain expenses of The Park at Kensington for the year ended December 31, 2017 included in the Current Report on Form 8-K/A filed with the SEC on October 17, 2018; (iii) our report dated April 5, 2019, with respect to the statement of revenues and certain expenses of Wimbledon Oaks for the year ended December 31, 2018 included in the Current Report on Form 8-K/A filed with the SEC on April 5, 2019, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois

April 24, 2019